UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 4, 2011

Amarin Corporation plc

(Exact name of registrant as specified in its charter)

England and Wales	0-21392	Not applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2 Pembroke House, Upper Pembroke Street 28-32, Dublin 2, Ireland		Not applicable
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: +353 1 6699 020

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03. Material Modifications to Rights of Security Holders

On November 4, 2011, Amarin Corporation plc (the “Company”) entered into an Amended and Restated Deposit Agreement with Citibank, N.A. (“Citibank”), as Depositary (the “Restated Deposit Agreement”), and updated the form of American Depositary Receipt (the “ADR”) evidencing the American Depositary Shares (“ADSs”) issued under the terms of the Restated Deposit Agreement. The Restated Deposit Agreement restates the Company’s original Deposit Agreement with Citibank, dated as of March 29, 1993 (as amended, the “1993 Deposit Agreement”), in its entirety. The Company and Citibank entered into the Restated Deposit Agreement to address various mechanical concepts that have evolved since the original effectiveness of the 1993 Deposit Agreement, to add specificity to the ADSs voting process and to otherwise bring the Company’s arrangements with Citibank, N.A. in line with customary market practice regarding depositary arrangements. Holders of the ADSs are not required to take any action at this time. The foregoing descriptions of the Restated Deposit Agreement and the ADR do not purport to be complete and are qualified in their entirety by reference to the complete Restated Deposit Agreement and ADR which are incorporated herein by reference to Exhibit 99.1 and the forms filed as an exhibit to the Registration Statement on Form F-6 (File number 333-176898) on September 16, 2011.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Form of Amended and Restated Deposit Agreement between Amarin Corporation plc and Citibank, N.A. (incorporated by reference to the Registration Statement on Form F-6 (File number 333-176898) on September 16, 2011).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 4, 2011	Amarin Corporation plc

	By:	/s/ John Thero
John Thero
President

EXHIBIT INDEX

Exhibit No.	Description

99.1	Form of Amended and Restated Deposit Agreement between Amarin Corporation plc and Citibank, N.A. (incorporated by reference to the Registration Statement on Form F-6 (File number 333-176898) on September 16, 2011).